UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2025

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2025, QuantumScape Battery, Inc. (the “Company”), a wholly owned subsidiary of QuantumScape Corporation, entered into a Sublease Agreement (the “Sublease”) with Momentus Inc. (“Sublessee”) for the entire building located at 1762 Automation Parkway, San Jose, California, consisting of approximately 61,100 rentable square feet (the “Premises”). The Premises are outside of the Company’s headquarters and are the subject of a lease agreement by and between the Company and Utah Land & Capital, LLC (the “Master Landlord”), dated as of November 1, 2021, as subsequently amended (the “Master Lease”). This Sublease results in a smaller operational footprint consistent with the Company’s technology licensing focus.

The Sublease term commences on the date the Company obtains the Master Landlord’s consent and delivers the Premises in the requisite condition, and expires on September 30, 2032 concurrently with the expiration date of the Master Lease, unless terminated earlier in accordance with its terms. Under the Sublease, Sublessee will initially pay monthly base rent (“Base Rent”) of $72 thousand through November 30, 2026, escalating annually thereafter, reaching $175.1 thousand for the final period ending September 30, 2032. The Company expects to receive a total of approximately $11.5 million, after abatements, as Base Rent over the term of the Sublease.

Base Rent is subject to certain abatements through March 31, 2026. Sublessee is also responsible for additional rent obligations, operating expenses, taxes, and insurance related to the Premises, subject to the terms and conditions of the Master Lease. The Sublease includes customary provisions for agreements of this type, including security deposit, prepaid Base Rent, indemnities, maintenance obligations, and restrictions on assignment and subletting. The Sublease is subject to the Master Landlord’s written consent.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	December 8, 2025	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development